Exhibit 10.13

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY, dated as of September 27, 2018 (this “Amendment”), is made by and among VAPOTHERM, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that are signatories hereto, the Lenders signatories hereto and PERCEPTIVE CREDIT HOLDINGS II, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, certain Subsidiary Guarantors, the Administrative Agent and the Lenders have entered into that certain Credit Agreement and Guaranty, dated as of April 6, 2018 (as subsequently amended or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.01(c) of the Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 6.03 of the Credit Agreement, the Lenders have agreed to make the Second Delayed Draw Loan to the Borrower in a single Borrowing on the Second Delayed Draw Date in a principal amount equal to its Proportionate Share of $12,500,000 or such lesser amount;

WHEREAS, the Borrower has requested, among other things, that (i) rather than being limited to a single Borrowing, the Borrower be able to draw the amount available in respect of the Second Delayed Draw Loan in multiple Borrowings, and (ii) the Lenders and the Administrative Agent agree to certain other amendments and modifications to the Credit Agreement in connection therewith;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

SECTION 1.1. Amendments to Existing Defined Terms. Effective on the date hereof, Section 1.01 of the Credit Agreement is hereby amended by amending and restating in full each of the following defined terms set forth in such Section as follows:

“Borrowing” (and its derivatives) means, as the context may require, either (i) the borrowing of the Initial Loan on the Closing Date, (ii) the borrowing of the First Delayed Draw Loan on the First Delayed Draw Date or (iii) the borrowing of the Second Delayed Draw Loan on any Second Delayed Draw Date.

“Borrowing Date” means, as the context may require, (i) with respect to the Initial Loan, the Closing Date, (ii) with respect to the First Delayed Draw Loan, the First Delayed Draw Date and (iii) with respect to the Second Delayed Draw Loan, the Second Delayed Draw Date on which such Loan is Borrowed.

“Loans” means, collectively, the Initial Loan, the First Delayed Draw Loan, any Second Delayed Draw Loan, and any PIK Loan, and “Loan” means any of the foregoing.

“Second Delayed Draw Date” means, with respect to any Borrowing of Second Delayed Draw Loans, the date on which such Borrowing is made hereunder, which, for each such Borrowing, shall be (i) no sooner than the date on which each of the conditions precedent set forth in Section 6.03 shall have been satisfied with respect to such Borrowing, and (ii) no later than March 31, 2019.

“Second Delayed Draw Loan” means any term loans made by the Lenders on a Second Delayed Draw Date, which shall not exceed an aggregate original principal amount of $12,500,000.

“Second Delayed Draw Warrant” means, with respect to any Borrowing of Second Delayed Draw Loans, a warrant, dated as of the Second Delayed Draw Date for such Borrowing and issued pursuant to a Warrant Certificate in substantially the form of Exhibit K, that among other things, grants the holder thereof the right to purchase, at the applicable exercise price described below, a number of shares of the Borrower’s Series D Preferred Equity Interests that is equal to three percent (3%) of the aggregate principal amount of such Borrowing of Second Delayed Draw Loans divided by a per share exercise price equal to the lower of (i) $1.137 or (ii) in the event that after the date hereof any Series D Preferred Equity Interests or any Equity Interests of the Borrower convertible or exercisable into Series D Preferred Equity Interests of the Borrower are issued at a per share conversion or exercise price, as the case may be, less than $1.137, such lesser price, in each case subject to adjustment as provided in the Warrant Certificate pursuant to which such Second Delayed Draw Warrant is issued; provided that, if at the time of issuance of any Second Delayed Draw Warrant the Borrower has consummated a Qualified IPO, the exercise price for such Warrant shall be the VWAP for the Borrower’s shares of common Equity Interests as of such time of issuance.

“Warrants” means the Initial Warrant, the First Delayed Draw Warrant and any Second Delayed Draw Warrant.

SECTION 1.2. Amendment to Section 2.01(c). Effective on the date hereof, Section 2.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) On the terms and subject to the conditions of this Agreement, each Lender agrees to make a Second Delayed Draw Loan to the Borrower on a Second Delayed Draw Date in an aggregate principal amount equal to its Proportionate Share of $12,500,000 or such lesser amount as set forth in the Borrowing Notice for such Loan; provided that (i) no individual Borrowing of a Second Delayed Draw Loans shall be less than $2,000,000 in aggregate principal amount and each requested Borrowing of Second Delayed Draw Loans shall be in an integral multiple of $500,000; (ii) each Lender’s Commitment with respect to the making of any Second Delayed Draw Loans shall automatically terminate on March 31, 2019; and (iii) no Second Delayed Draw Loan shall be requested by the Borrower or made by any Lender on or after March 31, 2019.”

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SECTION 1.3. Amendment to Section 6. Effective on date hereof, Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.03 Conditions to the Borrowing of the Second Delayed Draw Loans. The obligation of each Lender to make a Second Delayed Draw Loan on any Second Delayed Draw Date shall be subject to compliance with the terms and requirements of Section 2.01(c), the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction of each of the conditions precedent set forth below in this Section 6.03. The obligation of each Lender to make its portion of any Second Delayed Draw Loan is not conditioned on the Borrower’s prior Borrowing of the First Delayed Draw Loan.

(a) Second Delayed Draw Certificate. The Lenders shall have received a certificate, dated as of the applicable Second Delayed Draw Date and in form and substance reasonably satisfactory to the Administrative Agent (a “Second Delayed Draw Certificate”), duly executed and delivered by a Responsible Officer of the Borrower, in which certificate the Borrower shall, among other things, represent and warrant that the statements made therein are true and correct as of such Second Delayed Draw Date, and, at the time such certificate is delivered, such statements shall in fact be true and correct. The statements in such certificate shall include, among other things, that (i) both immediately before and after giving effect to the Second Delayed Draw Loan (x) the representations and warranties set forth in this Agreement and each other Loan Document shall, in each case, be true and correct in all material respects (or in the case of any representation and warranty subject to a materiality qualifier, true and correct in all respects), except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects or true and correct, as applicable, as of such earlier date and (y) no Event of Default shall have then occurred and be continuing, or could reasonably be expected to result from the Second Delayed Draw Loan to be advanced on such Second Delayed Draw Date, and (ii) all of the conditions set forth in Section 6.03 have been satisfied. All documents and agreements required to be appended to the Second Delayed Draw Certificate, if any, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

(b) Second Delayed Draw Warrant. The Administrative Agent shall have received an executed counterpart of a Warrant Certificate pursuant to which a Second Delayed Draw Warrant shall have been issued for each Lender.

(c) [Reserved]

(d) Fees, Expenses, Etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable to them as required pursuant to the Section 14.03.”

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ARTICLE II

CONDITIONS PRECEDENT

This Amendment shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lenders and the Administrative Agent (the date when all such conditions are so satisfied being the “First Amendment Effective Date”):

SECTION 2.1. Initial Second Delayed Draw Loan. A Borrowing of a Second Delayed Draw Loan shall have occurred.

SECTION 2.2. Counterparts. The Lenders and the Administrative Agent shall have received counterparts of this Amendment executed on behalf of the Borrower.

SECTION 2.3. Effective Date Certificate. The Lenders and the Administrative Agent shall have received a certificate, dated as of the date hereof and duly executed and delivered by a Responsible Officer of the Borrower certifying as to the matters set forth in Articles III and IV hereof, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 2.4. Costs and Expenses, etc. The Lenders and the Administrative Agent shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 of the Credit Agreement (including without limitation the reasonable and documented fees and expenses of Morrison & Foerster LLP, counsel to the Lenders and the Administrative Agent), if then invoiced, together with any other fees separately agreed to by the Borrower and the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below.

SECTION 3.1. Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Amendment, the following statements shall be true and correct:

(a) the representations and warranties set forth in each Loan Document (as defined in the Credit Agreement) shall, in each case, be true and correct in all material respects with the same effect as if then made (or in the case of any representation and warranty subject to a materiality qualifier, true and correct in all respects), unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

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(b) the Borrower has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document as amended hereby or thereby;

(c) the transactions contemplated by this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower;

(d) none of the transactions contemplated by this Amendment (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for such as have been obtained or made and are in full force and effect, (ii) will violate (1) any applicable Law, the violation of which could reasonably be expected to result in a Material Adverse Effect, (2) any Organic Document of any Obligor or any of its Subsidiaries or (3) any order of any Governmental Authority the violation of which could reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Contract binding upon any Obligor or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected (x) to result in a Material Adverse Effect or (y) solely in respect of any Material Agreement, to give rise to any rights thereunder to require any payments to be made by any such Person, any Obligor or any of their respective Subsidiaries and (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries; and

(e) no Default or Event of Default shall have then occurred and be continuing.

ARTICLE IV

CONFIRMATION

SECTION 4.1. Guarantees, Security Interest, Continued Effectiveness. The Borrower hereby consents to the modifications made to the Loan Documents pursuant to this Amendment and hereby agrees that, after giving effect to this Amendment, each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the effectiveness of this Amendment, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Amendment.

SECTION 4.2. Validity, etc. The Borrower hereby represents and warrants, as of the date hereof, that immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

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ARTICLE V

MISCELLANEOUS

SECTION 5.1. No Waiver. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of any other existing or future Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lenders and the Administrative Agent reserve all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

SECTION 5.2. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.3. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

SECTION 5.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 5.5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

SECTION 5.7. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, the Borrower agrees that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and other waivers and modifications set forth in this Amendment shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Credit Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

VAPOTHERM, INC.

By	/s/ John Landry
Name: John Landry
Title: Chief Financial Officer

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ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS II, LP

By: Perceptive Credit Opportunities GP, LLC, its General Partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

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LENDER:

PERCEPTIVE CREDIT HOLDINGS II, LP

By Perceptive Credit Opportunities GP, LLC, its General Partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

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